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                                                                   Exhibit 10.43
                            Notification Amendment

                         to the License No. 98 03 0216

                    for the Operation of Transmission Lines

                    Offered for Telecommunication Services

                                for the Public

                           by the Licensee or Others

                               (License Class 3)


The license granted on March 8, 1999 and extended on July 16,1999 and on January, 24, 2000 on the basis of (S) 6 sub-section 1 no. 1, sub-section 2 no. 1 lit c) in connection with (S) 8 sub-section 1 to 3 and (S) 50 sub-section 2 sentence 1 of the Telecommunication Act (Telekommunikationsgesetz = ,,TKG") of July 25, 1996 (Federal Law Gazette I, p. 1120) to the company

                                Comple Tel GmbH
                   Maximilianstra(BETA)e 35 A, 80539 Munich,
                                  (Licensee)

is amended, upon the application dated May 8, 2000, by the Regulierungsbehorde fur Telekommunikation und Post (Reg TP) pursuant to (S) 8 sub-section 1 as follows:

According to clause 1.2 of the license no. 98 03 0216 and the extension persuant to 98 03 0216A and 98 03 0216B the territory of applicability is extended by the following areas:
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     Cities in the administrative district of Darmstadt
     --------------------------------------------------

  .  Bischofsheim            .  Griesheim               .  Neu-Isenburg
  .  Bruchkobel              .  Gro(BETA)-Gerau         .  Offenbach am Main
  .  Buttelborn              .  Hanau                   .  Raunheim
  .  Darmstadt               .  Hattersheim am Main     .  Rodermark
  .  Dietzenbach             .  Hochheim am Main        .  Russelsheim
  .  Dreieich                .  Kelsterbach             .  Schwalbach am Taunus
  .  Egelsbach               .  Langen                  .  Sulzbach (Taunus)
  .  Erzhausen               .  Maintal                 .  Trebur
  .  Eschborn                .  Morfelden-Walldorf      .  Weiterstadt
  .  Florsheim               .  Muhlheim am Main        .  Wiesbaden
  .  Ginsheim-Gustavsburg    .  Nauheim


     Cities in the State Rhineland-Palatinate
     ----------------------------------------

     .  Capital City Mainz

The provisions of the license no. 98 03 0216 dated March 8, 1999 and the license extension no. 98 03 0216A dated July 10, 1999and 98 03 0216B dated January 24, 2000 will continue to be in force to the extent they have not been modified or supplemented by this amendment notification.

Pursuant to (S) 16 sub-section 1 sentence 1 TKG, the amendment notification concerning the above license is subject to fee. The fee will be stipulated in a seperate notification on the basis of the Telecommunication Licence Fee Ordinance issued pursuant to (S) 16 sub-section 1 sentence 2 TKG on July 28, 1997 (Federal Law Gazette p. 1936).

This license amendment is registered under no. 98 03 0216C.


                    Instructions about the Right to Appeal

Within one month of announcing this notification, legal proceedings may be instituted, in writing or to be recorded by the court division's registrar, at the Verwaltungsgericht Koln, Appellhofplatz, 50667 Koln (the Administrative
Court of Cologne). The legal brief must state the plaintiff, the defendant and the subject of the complaint. It must contain a definite motion. The facts and evidence serving as substantiation must be stated. The
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legal brief and its exhibits must be accompanied by as many copies as are needed to give each participant one copy. The legal action has no suspensive effect.

Regulierungsbehorde fur
Telekommunikation und Post                         Mainz, July 7, 2000

Signed and stamped: Zufall